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                                                            EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 13 to the Registration Statement (File Nos. 33-68310 and 811-7992) (the "Registration Statement") of MFS(R) Series Trust XI (the "Trust"), of my opinion dated October 11, 2000, appearing in Post-Effective Amendment No. 12 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on October 13, 2000.


                                         JAMES R. BORDEWICK, JR.
                                         ---------------------------------------
                                         James R. Bordewick, Jr.
                                         Assistant Clerk and Assistant Secretary

Boston, Massachusetts
November 27, 2000